Exhibit 99.1

Synergy Pharmaceuticals Announces Resignation of Chief Financial Officer

NEW YORK, N.Y., April 27, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that Gary L. Sender has resigned as the company’s Chief Financial Officer for personal reasons, effective April 30, 2016. Bernard F. Denoyer, who has served as Senior Vice President of Finance and Secretary at Synergy since 2008, will assume responsibilities as Principal Financial Officer.

“We thank Gary Sender for all of his contributions to Synergy and wish him all the best in his future endeavors,” said Gary S. Jacob, Chairman and CEO of Synergy Pharmaceuticals. “We are confident that Bernard Denoyer who assumes the role of Principal Financial Officer will do an excellent job as we conduct a search for a permanent replacement.”

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. Our proprietary GI platform is based on uroguanylin and includes two lead product candidates — plecanatide and dolcanatide. Plecanatide is our first uroguanylin analog currently being evaluated for use as a once-daily tablet for two functional GI disorders, chronic idiopathic constipation and irritable bowel syndrome with constipation. Plecanatide is a 16-amino acid peptide that is structurally similar to uroguanylin with the exception of a single amino acid change. Plecanatide is designed to replicate the function of uroguanylin by working locally in the upper GI tract to stimulate digestive fluid movement and support regular bowel function. Dolcanatide is our second uroguanylin analog currently being explored for inflammatory bowel disease. Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Company Contact:

Gem Hopkins

V.P., Investor Relations and

Corporate Communications

212-584-7610

ghopkins@synergypharma.com